EXHIBIT 5.1
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                 PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP
                          1285 Avenue of the Americas
                         New York, New York 10019-6064

                                 May 22, 2006

Interline Brands, Inc.
801 West Bay Street
Jacksonville, Florida 32204


                      REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         In connection with the Registration Statement on Form S-8 (the "Registration Statement") of Interline Brands, Inc., a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder (the "Rules"), you have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of up to 2,000,000 shares of the Company's common stock, par value $0.01 per share (the "Shares"), that are reserved for issuance, from time to time, under the Company's 2004 Equity Incentive Plan, as amended effective May 11, 2006 (the "Plan").

         In connection with the furnishing of this opinion, we have examined originals or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

         1.       the Registration Statement;

         2.       the Plan; and

         3. the forms of the stock option, restricted stock award, restricted share unit and deferred share unit agreements related to the Plan provided to us by the Company.

         In addition, we have examined (i) such corporate records of the Company that we have considered appropriate, including a copy of the certificate of incorporation, as amended, and by-laws, as amended, of the Company, certified by the Secretary of the Company as in effect on the date of this letter, copies of resolutions of the board of directors of the Company relating to the issuance of the Shares, certified by the Company, and a certificate of the Secretary of the Company evidencing shareholder approval of the Plan amendments effective May 11, 2006; and (ii) such other certificates,

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agreements and documents that we deemed  relevant and necessary as a basis for the opinion expressed below. We have also relied upon the factual matters contained in the representations and warranties of the Company made in the Documents and upon certificates of public officials and the officers of the Company.

         In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

         Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that, when issued in accordance with the terms of the Plan and any applicable stock option, restricted stock award or other agreements under such Plan, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

         The opinion expressed above is limited to the General Corporation Law of the State of Delaware. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.



                                               Very truly yours,


                               /s/ Paul, Weiss, Rifkind, Wharton & Garrison LLP
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                                  PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP